UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2007

DISCOVERY BANCORP

Incorporated Under the Laws of the State of California

333-122090		20-1814766
Commission File Number		I.R.S. Employer Identification
338 Via Vera Cruz
San Marcos, California 92078
(760) 736-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02 Results of Operations and Financial Condition.

(a) On March 15, 2007, Discovery Bancorp issued a press release announcing its unaudited financial results for the quarter and year ended December 31, 2006. A copy of the press release is attached as Exhibit 99.1 to this Current Report. The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On March 9, 2007, Michael A. Lenzner resigned from the Boards of Directors of Discovery Bancorp and its wholly owned subsidiary, Discovery Bank.

Item 8.01. Other Events

On March 9, 2007, Discovery Bank entered into agreements with Mr. Lenzner and his related business interests under which the payment terms of certain previously granted loans have been restructured and additional security obtained. While Discovery Bank has not released the borrowers from their payment obligations under the loans, it will charge off as uncollectible a total of $916 thousand of the $1,497 thousand in outstanding credit.

Separately, in order to reduce professional expenses, SEC reporting and other compliance costs, including the substantial costs of complying with Section 404 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined to file a Form 15 with the SEC to suspend further public reporting obligations under the under the Securities Exchange Act of 1934. The last periodic report to be filed by Discovery Bancorp with the SEC will be its annual report on Form 10-KSB for the year ending December 31, 2006, and the Form 15 will be filed immediately thereafter.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 December Year-to-Date Earnings Press Release of Discovery Bancorp, dated March 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY BANCORP

Date: March 15, 2007
By: /s/ Martin McNabb
Martin McNabb
Chief Financial Officer